Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact: Susan Fisher 262-636-8434  s.h.fisher@na.modine.com

Modine Secures Amendments to Financing Agreements

RACINE, WI, February 17, 2009 – Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management technology and solutions, today announced that it has reached agreement with its primary lenders and note holders on a waiver of defaults that existed at December 31, 2008 and amendments to its revolving credit and note purchase agreements.

“As we focus on preserving cash and liquidity, we are pleased we were able to complete this amendment process,” said Bradley C. Richardson, Executive Vice President -   Corporate Strategy and Chief Financial Officer.  “We believe these amended agreements, which are structured based on our assumptions about operating in a recessionary environment, will provide the company sufficient liquidity to execute our plans and consistently maintain our day-to-day business activities.”

The terms and conditions of these waivers and amendments will be discussed in the company’s third quarter fiscal 2009 earnings conference call on February 17, 2009.  In addition, the amended agreements will be filed with the U.S. Securities and Exchange Commission on an upcoming Form 8-K.

About Modine
Modine, with fiscal 2008 adjusted revenues of $1.9 billion, specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, heating, ventilation and air conditioning equipment, off-highway and industrial equipment, refrigeration systems, and fuel cells. The company employs approximately 7,900 people at 33 facilities worldwide in 15 countries.  For more information about Modine, visit www.modine.com.

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Modine Amends Credit Agreements  – Page 2

Forward-Looking Statements
This report contains statements, including information about future financial performance, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, including, but not limited to, those described under “Risk Factors” in Item 1A. in Part II. in this report.  Other risks and uncertainties include, but are not limited to, the following:  the impact the current global economic uncertainty and credit market turmoil is having on Modine, its customers and its suppliers and any worsening of such economic conditions; the secondary effects on Modine’s future cash flows and liquidity that may result from Modine’s customers and lenders dealing with the economic crisis and its consequences; Modine’s ability to limit capital spending and/or consummate planned divestitures; Modine’s ability to recover the book value of the South Korean business, if divested; Modine’s ability to successfully implement restructuring plans and drive cost reductions as a result; Modine’s ability to maintain adequate liquidity to carry out restructuring plans while investing for future growth; Modine’s ability to satisfactorily service its customers during the implementation and execution of any restructuring plans and/or new product launches; Modine’s ability to avoid or limit inefficiencies in the transitioning of products from production facilities to be closed to other existing or new production facilities; Modine’s ability to successfully execute its four-point recovery plan; Modine’s ability to further cut costs to increase its gross margin and to maintain and grow its business; impairment of assets resulting from business downturns; Modine’s ability to realize future tax benefits; customers’ actual production demand for new products and technologies, including market acceptance of a particular vehicle model or engine; Modine’s ability to increase its gross margin, including its ability to produce products in low cost countries; Modine’s ability to maintain customer relationships while rationalizing its business; Modine’s ability to maintain current programs and compete effectively for new business, including its ability to offset or otherwise address increasing pricing pressures from its competitors and cost-downs from its customers; Modine’s ability to obtain profitable business at its new facilities in China, Hungary, Mexico, India and Austria and to produce quality products at these facilities from business obtained; the effect of the weather on the Commercial Products business, which directly impacts sales; unanticipated problems with suppliers meeting Modine’s time and price demands; the impact of environmental laws and regulations on Modine’s business and the business of Modine’s customers, including Modine’s ability to take advantage of opportunities to supply alternative new technologies to meet environmental emissions standards; economic, social and political conditions, changes and challenges in the markets where Modine operates and competes (including currency exchange rate fluctuations, tariffs, inflation, changes in interest rates, recession, and restrictions associated with importing and exporting and foreign ownership); changes in the anticipated sales mix; Modine’s association with a particular industry, such as the automobile industry, which could have an adverse effect on Modine’s stock price; the nature of the vehicular industry, including the dramatic decline in customer build rates; work stoppages or interference at Modine or Modine’s major customers; unanticipated product or manufacturing difficulties, including unanticipated warranty claims; unanticipated delays or modifications initiated by major customers with respect to product applications or requirements; costs and other effects of unanticipated litigation or claims, and the increasing pressures associated with rising health care and insurance costs; and other risks and uncertainties identified by the Company in public filings with the U.S. Securities and Exchange Commission.  The Company does not assume any obligation to update any forward-looking statements.